UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
October 14, 2005 (October 12, 2005)
Date of Report (Date of earliest event reported)
NATIONAL OILWELL VARCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10000 Richmond Avenue
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Form of Nonqualified Stock Option Agreement
Form of Restricted Stock Award Agreement

Item 1.01 Entry into a Material Definitive Agreement.
Stock Option Grant and Restricted Stock Award. On October 12, 2005, the Compensation Committee of the Board of Directors of National Oilwell Varco, Inc. (the “Company”) approved a grant of stock options and restricted stock award pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan to Merrill A. Miller, Jr., the Company’s Chairman, President and Chief Executive Officer, as follows: (1) stock option to acquire 64,000 shares of National Oilwell Varco, Inc. Common Stock, and (2) 36,000 shares of restricted National Oilwell Varco, Inc. Common Stock, respectively.
The stock options have an exercise price equal to the fair market value of a share of National Oilwell Varco, Inc. Common Stock on the date of grant. The stock option has a term of ten years from the date of grant and vest in three equal annual installments beginning one year from the date of grant. A form of the stock option grant agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.
The restricted stock award shall vest on the third anniversary of the date of grant. A form of the restricted stock award agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     The following exhibits are being filed herewith:
10.1	Form of Nonqualified Stock Option Agreement.

10.2	Form of Restricted Stock Award Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2005	NATIONAL OILWELL VARCO, INC.

/s/ Clay C. Williams
Clay C. Williams
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Nonqualified Stock Option Agreement

10.2	Form of Restricted Stock Award Agreement